Exhibit 10.3

HILL PROMISSORY NOTE

$36,830.20	January _____, 2017

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Panther Biotechnology, Inc., a Nevada corporation (“Panther”), hereby promises to pay to the order of Hill Electric Supply, Co., Inc., a New York Corporation (“Hill”), thirty-six thousand eight hundred thirty and 20/100 dollars ($36,830.20) (the “Principal”), in lawful money of the United States of America, which shall be legal tender, not bearing interest and payable as provided herein. This Hill Promissory Note (this “Hill Note”) is entered into to evidence amounts owed to Hill by Panther under that certain Share Exchange Agreement by and between Panther, Premier Purchasing and Marketing Alliance LLC, a New York Limited Liability Company, and Scott Schwartz, dated as of January 1, 2017 (the “Share Exchange”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Share Exchange.

1.       The Principal balance amount of this Hill Note shall be payable in a single installment of $36,830.20 on March 1, 2017. This Hill Note shall not accrue interest.

2.       This Hill Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

3.       All payments made by Panther under this Hill Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Hill Note; (ii) second, to interest that is due and payable under this Hill Note, if any; and (iii) third, the remainder to Principal due and payable under this Hill Note.

4.       If any payment of Principal on this Hill Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

5.       This Hill Note shall be binding upon Panther and inure to the benefit of Hill and Hill’s respective successors and assigns. Each holder of this Hill Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Hill Note. Schwartz may assign this Hill Note or any of its rights, interests or obligations to this Hill Note without the prior written approval of Panther.

6.       No provision of this Hill Note shall alter or impair the obligation of Panther to pay the Principal on this Hill Note at the times, places and rates, and in the coin or currency, herein prescribed.

7.       Notwithstanding anything to the contrary in this Hill Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Hill Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

8.       Panther represents and warrants to Hill as follows:

(a)       The execution and delivery by Panther of this Hill Note (i) are within Panther’s power and authority, and (ii) have been duly authorized by all necessary action.

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(b)       This Hill Note is a legally binding obligation of Panther, enforceable against Panther in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

9.       If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Hill), Hill may, by written notice to Panther, declare the Principal and all other amounts payable on, this Hill Note to be immediately due and payable (“Acceleration”). The following events and/or any other Events of Default defined elsewhere in this Hill Note are “Events of Default” under this Hill Note:

(a)       Panther shall fail to pay, when and as due, the Principal payable hereunder within ten (10) days from the due date of such payment; or

(b)       Panther shall have breached in any material respect any term, condition or covenant in this Hill Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following the occurrence of such breach; or

(c)       Panther shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d)       the dissolution or liquidation of Panther; or

(e)       Panther shall take any action authorizing, or in furtherance of, any of the foregoing.

10.       In case any one or more Events of Default shall occur and be continuing, Hill may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, Panther will pay to Hill such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Hill in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Hill’s rights, powers or remedies. No right, power or remedy conferred by this Hill Note upon Hill shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Hill shall also have such other rights as described herein.

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11.       If from any circumstance any holder of this Hill Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Hill Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Panther. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Hill Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

12.       Except as provided herein, Panther and any sureties, guarantors and endorsers of this Hill Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. Hill shall similarly have the right to deal in anyway, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Hill Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorneys’ fees.

13.       Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorneys’ fees.

14.       This Hill Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Hill Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Hill Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Hill Note shall be effective as an original for all purposes.

15.       It is the intention of the parties hereto that the terms and provisions of this Hill Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Hill Note. The parties hereby consent and agree that, in any actions predicated upon this Hill Note, venue is properly laid in Texas and that the federal and state courts located in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Hill Note.

16.       The term “Panther” as used herein in every instance shall include Panther’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of Panther or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Hill” as used herein in every instance shall include Hill’s successors and assigns, as well as all subsequent assignees and endorsees of this Hill Note, either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Hill Note are for convenience only and shall not affect its interpretation.

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17.       Anything else in this Hill Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Hill Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

18.       In the event any one or more of the provisions contained in this Hill Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Hill Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.       No modification, amendment, addition to, or termination of this Hill Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

20.       The Hill Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

21.       Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Hill Note are for convenience only and shall not affect the interpretation of this Hill Note.

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IN WITNESS WHEREOF, Panther has duly executed this Hill Note on January _____, 2017.

“Panther”

Panther Biotechnology, Inc.

By: /s/ Evan Levine
Name: Evan Levine
Title: Chief Executive Officer

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